UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K/A
Amendment No. 1
_____________________________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): June 22, 2023

Commission File Number: 1-11607
DTE Energy Company

Michigan	38-3217752
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

Registrants address of principal executive offices: One Energy Plaza, Detroit, Michigan 48226-1279
Registrants telephone number, including area code: (313) 235-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on which Registered
Common stock, without par value	DTE	New York Stock Exchange

2017 Series E 5.25% Junior Subordinated Debentures due 2077	DTW	New York Stock Exchange

2020 Series G 4.375% Junior Subordinated Debentures due 2080	DTB	New York Stock Exchange

2021 Series E 4.375% Junior Subordinated Debentures due 2081	DTG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

DTE Energy Company is filing this Current Report on Form 8-K/A as Amendment No. 1 to its Current Report on Form 8-K dated June 22, 2023 and filed with the Securities and Exchange Commission on June 28, 2023 (the "Prior 8-K"), to report the compensation arrangements with respect to an executive officer of the company subject to management changes announced in the Prior 8-K.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On June 22, 2023, the Board of Directors of DTE Energy Company (the “Company” or “DTE Energy”) appointed Joi M. Harris as President and Chief Operating Officer of the Company, effective July 3, 2023. On January 31, 2024, the Organization and Compensation Committee of the Company's Board of Directors approved a $200,000 increase in Ms. Harris’s base salary effective March 25, 2024. In addition, her Annual Incentive Plan target percentage will increase from 75% to 85% and her Long-Term Incentive Plan target percentage will increase from 165% to 215%. More information about the Annual Incentive and Long-Term Incentive Plans may be found in the Company’s 2023 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2024

DTE Energy Company
(Registrant)

/s/Diane M. Antishin
Diane M. Antishin
Vice President - Human Resources and Chief Diversity and Inclusion Officer